UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
February 25, 2015
(Date of earliest event reported)

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(832) 242-6900
(Registrant’s telephone number, including area code))

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2015, we borrowed approximately $356 million under our Second Amended and Restated Credit Agreement, dated as of December 16, 2014, by and among us, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties party thereto (the “Revolving Credit Facility”), which represented the remaining undrawn amount that was available under the Revolving Credit Facility.  These funds are intended to be used for general corporate purposes.

As of March 2, 2015, following the completion of this borrowing, the aggregate principal amount of borrowings under the Revolving Credit Facility were approximately $1.0 billion, including approximately $29 million of letters of credit, and our current cash balance was approximately $350 million.  These borrowings bear interest at LIBOR plus a margin of 2.50%.  For more information about the Revolving Credit Facility, see Item 2.03 of our Current Report on Form 8-K dated December 22, 2014, which discussion of the Revolving Credit Facility is incorporated herein by reference.

ITEM 2.04.                               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 25, 2015, we received a notice of default and acceleration (the “Notice”) from the trustee, Wilmington Savings Fund Society, FSB, as successor to U.S. Bank National Association (the “Trustee”), with respect to our 7.25% Senior Notes due 2019 (the “Notes”) issued pursuant to the indenture, by and among us, the guarantors party thereto and the Trustee, dated as of June 6, 2007 (the “Indenture”), alleging certain events of default had occurred under the Notes.

The Notice alleged that (i) the events and transactions that are the subject of, or have been referenced in our two reports on Form 8-K filed on December 16, 2014 (the “Business Combination Transactions”), constituted a change of control under the Indenture and (ii) our failure to issue a change of control offer pursuant to the Indenture and repurchase the Notes pursuant to the change of control redemption provision of the Notes resulted in an event of default on January 15, 2015.  The Trustee has demanded acceleration of the Notes and payment in full of all amounts owing under the Notes.  We do not believe that a change of control occurred under the Indenture for the Notes as a result of the Business Combination Transactions, and therefore do not believe that the Trustee’s claims hold merit.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2015	SABINE OIL & GAS CORPORATION

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary